Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
Morgans Hotel Group Co.
New York, New York
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 17, 2008, relating to the consolidated financial statements of Morgans Hotel Group Co. and the effectiveness of Morgans Hotel Group Co’s internal control over financial reporting appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.
/s/ BDO Seidman, LLP
BDO Seidman, LLP
New York, New York
May 20, 2008